                                                                    Exhibit 3.A.



        [PROVIDENTMUTUAL LIFE AND ANNUITY COMPANY OF AMERICA LETTERHEAD]




April 24, 2000

Providentmutual Life and Annuity Company of America
300 Continental Drive
Newark, DE 19713

Directors:

I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus filed as part of the Post-Effective Amendment No. 4 of the Registration Statement on Form S-6 (File No. 333-10321) for the Providentmutual Variable Life Separate Account.

Sincerely,


/s/ James G. Potter, Jr.
------------------------
James G. Potter, Jr., Legal Officer